Ex. 99.28(j)

Consent of Independent Registered Public Accounting Firms

The Board of Managers
JNL Variable Fund LLC:

The Board of Trustees
JNL Series Trust, and
Jackson Variable Series Trust:

We consent to the use of our reports dated February 21, 2020, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP
Chicago, Illinois
April 20, 2020